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                                                                   Exhibit 23.1


        CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of Megabios Corp. of our report dated February 17, 1998, on the financial statements of GeneMedicine, Inc., as of December 31, 1997, and for each of the three years in the period ended December 31, 1997, included in the Form S-4 Registration Statement of Megabios Corp. (File No. 333-68013). It should be noted that we have not audited any financial statements of GeneMedicine, Inc. subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our report.

Arthur Andersen LLP

Houston, Texas
March 29, 1999